Exhibit 99.1

[ECB LOGO APPEARS HERE]	PRESS RELEASE

December 16, 2003

CONTACT:	ECB Bancorp, Inc. Gary M. Adams, Chief Financial Officer (252) 925-5525 (252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. REPORTS DECLARATION OF

QUARTERLY CASH DIVIDEND

ENGELHARD, NORTH CAROLINA-ECB Bancorp, Inc. (“ECB”), the parent holding company of The East Carolina Bank, announces that on December 16, 2003, ECB’s Board of Directors declared a quarterly cash dividend of $.125 per share, payable January 12, 2004 to shareholders of record on December 29, 2003.

On an annualized basis the Company’s 2003 dividend of $.50 per share represents a 25% increase over the annual dividend in 2002 of $.40 per share.

Headquartered in Engelhard, NC, The East Carolina Bank is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices in eastern North Carolina, including new Loan Production Offices in Morehead City and Wilmington, mortgages, insurance services through the Bank’s licensed agents and investment and brokerage services offered through a third-party broker-dealer. Its common stock is listed on The Nasdaq SmallCap Market under the symbol “ECBE”. More information on ECB can be obtained by visiting the Company’s web site at www.ecbbancorp.com.